Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2023, relating to the financial statements of ROC Energy Acquisition Corp.

/s/ WithumSmith+Brown, PC

New York, New York
August 28, 2023